                                                                 EXHIBIT 23.1

                         Consent of Grant Thornton LLP



                                                Grant Thornton LLP
                                                Certified Public  Accountants
                                                777 Brickell Avenue
                                                Suite 1200
                                                Miami, FL 33131



We have issued our report dated February 18, 2000, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Oriole Homes Corp. on Form 10-K for the years ended December 31, 1999 and 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Oriole Homes Corp. on Form S-8 (File No. 333-27321).

/s/ GRANT THORNTON LLP
---------------------------------
Grant Thornton LLP
Miami, Florida
February 18, 2000